THE REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

RE: **ENERGY INFRASTRUCTURE MERGER CORPORATION**

EXISTENCE: **November 30, 2007**

THIS IS TO CERTIFY that the within document is a true and correct copy of the **ARTICLES OF INCORPORATION** of the above named corporation, duly filed with the Registrar of Corporations effective on the date indicated above pursuant to the Marshall Islands Business Corporations Act.

WITNESS my hand and the official seal of the Registry on **November 30, 2007**

George C. Blount III

Deputy Registrar

27222

ARTICLES OF INCORPORATION

OF

ENERGY INFRASTRUCTURE MERGER CORPORATION

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in
accordance with section 5 of the
Business Corporations Act on

NON RESIDENT

November 30, 2007

George C. Blount III

Deputy Registrar

ARTICLES OF INCORPORATION

OF

ENERGY INFRASTRUCTURE MERGER CORPORATION

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act (the "**BCA**"), does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

First: The name of the corporation shall be: ENERGY INFRASTRUCTURE MERGER CORPORATION (the "**Corporation**").

Second: The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O Box 1405, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

Third: The purpose of the Corporation is to engage in any lawful act or activity relating to the business of owning or operating tanker ships and other types vessels used as a means of conveyance and transportation by water, any other lawful act or activity customarily conducted in conjunction with waterborne shipping.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposed amendment, alteration, change or repeal of this Article Third may be made upon the affirmative vote of:

(a) sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors to adopt a resolution setting forth any proposed amendment, alteration, change or repeal of this Article Third, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, alteration, change or repeal or directing that such amendment, alteration, change or repeal be considered at the next annual meeting of the stockholders; and

(b) the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) to adopt such amendment, alteration, change or repeal.

Fourth: The Corporation shall have every power and privilege which a corporation now or hereafter organized under the BCA may have. Without limiting the foregoing, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Fifth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Twenty Million (120,000,000) registered shares of which One Hundred Nineteen Million (119,000,000) shares shall be Common Stock of the par value of $.0001 US Dollars per share and One Million (1,000,000) shares shall be Preferred Stock of the par value of $.0001 US Dollars per share. Registered shares may not be exchanged for bearer shares.

(A) Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "**Preferred Stock Designation**") and as may be permitted by the BCA.

(B) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposed amendment, alteration, change or repeal of this Article Fifth (including without limitation any increase or decrease to the number of authorized shares of Preferred Stock and Common Stock (but not below the number of shares thereof then outstanding)) may be made upon the affirmative vote of:

(a) sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors to adopt a resolution setting forth any proposed amendment, alteration, change or repeal of this Article Fifth, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, alteration, change or repeal or directing that such amendment, alteration, change or repeal be considered at the next annual meeting of the stockholders;

(b) the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) to adopt such amendment, alteration, change or repeal; and

(c) with respect to any proposed amendment, alteration, change to a particular class of securities, a separate affirmative vote of the holders of the Preferred Stock or Common Stock, as the case may be, voting together as a single class.

Sixth: The name and mailing address of the sole incorporator of the Corporation is as follows:

Name	Address
Beth B. Neuhaus	Loeb & Loeb 345 Park Avenue New York, New York 10154

Seventh: There shall be a minimum of one (1) director and a maximum of nine (9) directors who shall constitute the Board of Directors of the Corporation. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors.

The directors of the Corporation shall be divided into three classes, Class A, Class B and Class C, each of which will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors (**provided that** at any time the Board of Directors is comprised of less than three (3) members, the foregoing requirement for three classes shall not apply and there shall be only a single class of directors which shall be denoted as Class A). The incorporator shall elect a Class A director for a term expiring at the annual meeting of stockholders in 2009. The Class A director shall then, pursuant to authority set out in the Bylaws (on or before the date that the Corporation effects a merger with Energy Infrastructure Acquisition Corp. pursuant to which the Corporation is the surviving entity), fix the total number of directors constituting the entire Board of Directors and fill vacancies in the Board by appointing additional Class A, Class B and Class C directors.

The initial term of office of the Class A directors shall expire at the annual meeting of stockholders in 2009, the initial term of office of the Class B directors shall expire at the annual meeting of stockholders in 2010, and the initial term of office of the Class C directors shall expire at the annual meeting of stockholders in 2011, with each such class of directors to hold office until their successors have been duly elected and qualified. Directors retiring by rotation shall be eligible to be nominated for re-election. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

Except as the BCA may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in

that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, shall be filled by, and only by, a vote of not less than sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified or until his or her earlier resignation or removal.

At all meetings of the Board of Directors or any committee thereof, sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors or such committee, as the case may be, present in person or by proxy, shall constitute a quorum for the transaction of business.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposed amendment, alteration, change or repeal of this Article Seventh may be made upon the affirmative vote of:

(a) sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors to adopt a resolution setting forth any proposed amendment, alteration, change or repeal of this Article Seventh, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, alteration, change or repeal or directing that such amendment, alteration, change or repeal be considered at the next annual meeting of the stockholders; and

(b) the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) to adopt such amendment, alteration, change or repeal.

Eighth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A) Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(B) Subject to the voting requirement stated in Clause F(5) below, the Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(C) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the Marshall Islands, these Articles of Incorporation and any Bylaws from time to time made by the stockholders; **provided that** no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

(D) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the BCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCA, as so amended. Any repeal or modification of this paragraph (D) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(E) The Corporation, to the full extent permitted by Section 60 of the BCA, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby. Any repeal or modification of this paragraph (E) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(F) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors shall be required to:

(1) change the number of directors which shall constitute the Board of Directors;

(2) establish any subsidiaries other than for the ownership and operation of oceangoing cargo vessels or to provide management or administrative support to the Corporation or any of its subsidiaries;

(3) issue or authorize for issuance any capital stock (or securities convertible into or exercisable or exchangeable for capital stock) of the Corporation or any of its subsidiaries,

(4) acquire any business or assets not related to the purpose of the Corporation as stated in Article Third of these Articles of Incorporation;

(5) make, alter, amend, change, add to or repeal any provision of the Bylaws of the Corporation or any provision the articles of incorporation or the bylaws (or any similar governing documents) any of the Corporation's subsidiaries;

(6) effect (a) any merger, consolidation or reorganization of the Corporation or any of its subsidiaries or (b) the sale, transfer, assignment or other disposition or any pledge or encumbrance of any assets of the Corporation or any of its subsidiaries;

(7) (a) enter into, assume or in any manner become liable under, any contract, agreement, lease or arrangement, (b) enter into any contract, agreement, lease or arrangement with any of the Corporation's shareholders or any affiliate thereof or (c) incur, assume or guarantee any indebtedness for borrowed money (other than any working capital advances under any credit facilities approved by the Board of Directors);

(8) apply any of the assets of the Corporation or any of its subsidiaries to the redemption, retirement, purchase or other acquisition, directly or indirectly, of any securities or capital stock of the Corporation or any of its subsidiaries;

(9) (a) declare or pay any dividends or distributions with respect to any class of capital stock of the Corporation or any of its subsidiaries or (b) repay (with cash, stock, property or otherwise) any loans made to the Corporation or its subsidiaries by any of the Corporation's shareholders or their respective affiliates;

(10) acquire or cause any subsidiary of the Corporation to acquire any stock or any assets of any other corporation, partnership or other entity;

(11) file or cause any subsidiary of the Corporation to file for bankruptcy or dissolve the Corporation or any of its subsidiaries; or

(12) enter into any agreement or covenant that obligates the Corporation to do any of the foregoing.

In addition, and notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), nominations of persons for election to the Board of Directors of the Corporation (including without limitation nominations for re-election of directors retiring by rotation) may be made:

(a) at the direction of the Board of Directors, only by either (i) the affirmative vote of a majority of the independent members of the entire Board of Directors (excluding any director retiring by rotation who is seeking re-election) or (ii) the affirmative vote of sixty-six and two-thirds percent (66-2/3%) or more of the independent members of any nominating committee appointed by the Board of Directors (excluding any director retiring by rotation who is seeking re-election);

(b) at the direction of the shareholders, only upon the written consent of holders of thirty-three and one-third percent (33-1/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class); or

(c) pursuant to the terms of any contractual obligations entered into by the Corporation from time to time.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposed amendment, alteration, change or repeal of this Article Eighth may be made upon the affirmative vote of:

(a) sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors to adopt a resolution setting forth any proposed amendment, alteration, change or repeal of this Article Eighth, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, alteration, change or repeal or directing that such amendment, alteration, change or repeal be considered at the next annual meeting of the stockholders; and

(b) the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) to adopt such amendment, alteration, change or repeal.

Ninth: This Article Ninth anticipates the possibility that (a) Vanship Holdings Limited ("**Vanship**") may be a significant shareholder of the Corporation, (b) certain officers and/or directors of the Corporation may also serve as officers and/or directors of Vanship, and (c) the Corporation and Vanship, either directly or through their

subsidiaries, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities. The provisions of this Article Ninth shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation and its subsidiaries as they may involve Vanship and its subsidiaries, and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

(A) Except as may be otherwise provided in a written agreement between the Corporation and Vanship, Vanship shall have the right to engage (and shall have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any business opportunity, transaction or other matter (each a "**Business Opportunity**") in which Vanship engages or seeks to engage merely because the Corporation engages in the same or similar activities or lines of business as that involved in or implicated by such Business Opportunity. Neither Vanship nor any officer or director thereof (provided that any such director or officer who is also an director or officer of the Corporation has acted in a manner consistent with the policy set forth in Section (C) of this Article Ninth below, to the extent it is applicable) shall be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its shareholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its shareholders by reason of Vanship exercising its right to engage in the same or similar activities or lines of business as the Corporation or by reason of any such director or officer's participation in any such activities or lines of business.

(B) If Vanship acquires knowledge of a potential Business Opportunity that may be deemed to constitute a corporate opportunity of both Vanship and the Corporation, then Vanship (i) shall be deemed to have fully satisfied and fulfilled its duty (fiduciary or otherwise) to the Corporation and its shareholders with respect to such Business Opportunity, (ii) shall have no duty to communicate or offer such Business Opportunity to the Corporation, and (iii) shall not be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its shareholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its shareholders by reason of the fact that Vanship pursues or acquires such Business Opportunity for itself or directs such Business Opportunity to another person.

(C) If a director or officer of the Corporation who is also a director or officer of Vanship acquires knowledge of a potential Business Opportunity that may be deemed a corporate opportunity of both the Corporation and Vanship, such director or officer of the Corporation (i) shall be deemed to have fully satisfied and fulfilled his or her duty (fiduciary or otherwise) to the Corporation and its shareholders with respect to such Business Opportunity, (ii) shall have no duty to communicate or offer such Business Opportunity to the Corporation, and (iii) shall not be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its shareholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its shareholders by reason of the fact that Vanship pursues or acquires such Business Opportunity for itself, directs such Business Opportunity to another

person, or does not communicate information regarding such Business Opportunity to the Corporation; **provided that** with respect to each of (i), (ii) and (iii) above, that such director or officer acts in a manner consistent with the following policy:

(1) a Business Opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of Vanship, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.

(2) otherwise, such Business Opportunity shall belong to Vanship.

(D) For purposes of this Article Ninth only (i) the term "Corporation" shall mean the Corporation and all persons in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (ii) the term "Vanship" shall mean Vanship and all persons (other than the Corporation, as defined in accordance with clause (i) of this Section D) (1) in which Vanship beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (2) which otherwise are affiliates of Vanship.

(E) Anything in these Articles of Incorporation to the contrary notwithstanding, this Article Ninth shall automatically terminate, expire and have no further force and effect on the date that (i) Vanship and its subsidiaries (other than the Corporation and its subsidiaries) cease to beneficially own Common Stock representing at least 10% of the total voting power of such Common Stock and (ii) no person who is a director or officer of the Corporation is also a director or officer of Vanship or a subsidiary or affiliate of Vanship (other than the Corporation and its subsidiaries). No addition to, alteration of or termination of this Article Ninth or any other provision of these Articles of Incorporation shall eliminate or impair the effect of this Article Ninth on any act, omission, right or liability that occurred prior thereto.

(F) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposed amendment, alteration, change or repeal of this Article Ninth may be made upon the affirmative vote of:

(a) sixty-six and two-thirds percent (66-2/3%) or more of the members of the entire Board of Directors to adopt a resolution setting forth any proposed amendment, alteration, change or repeal of this Article Ninth, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, alteration, change or repeal or directing that such amendment, alteration, change or repeal be considered at the next annual meeting of the stockholders; and

(b) the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in

the election of directors (considered for this purpose as one class) to adopt such amendment, alteration, change or repeal.

Tenth: Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed these Articles of Incorporation on this 30th day of November 2007.

Beth B. Neuhaus
Incorporator

Beth Neuhaus